Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Lumos Networks Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  September 17, 2015

ARCHER CAPITAL MASTER FUND, L.P.
By: Archer Partners GP, LLC,
       its General Partner

ARCHER CROSSBOW MASTER FUND, L.P.
By: Archer Crossbow GP, LLC,
       its General Partner

HASTINGS MASTER FUND, L.P.
By: Archer Hastings GP, LLC,
       its General Partner

ARCHER SELECT MANDATE MASTER FUND, L.P.
By: Archer Select Mandate GP, LLC,
       its General Partner

ARCHER PARTNERS GP, LLC
By: Canton GP Holdings, LLC,
      its Manager

ARCHER CROSSBOW GP, LLC
By: Canton GP Holdings, LLC,
      its Manager

ARCHER HASTINGS GP, LLC
By: Canton GP Holdings, LLC,
      its Manager

ARCHER SELECT MANDATE GP, LLC
By: Canton GP Holdings, LLC,
      its Manager

ARCHER CAPITAL MANAGEMENT, L.P.
By: Canton Holdings, L.L.C.,
      its General Partner

CANTON GP HOLDINGS, LLC

CANTON HOLDINGS, L.L.C

By:	/s/ Joshua A. Lobel
	Name:	Joshua A. Lobel
	Title:	Authorized Signatory

/s/ Joshua A. Lobel
JOSHUA A. LOBEL

/s/ Eric J. Edidin
ERIC J. EDIDIN